Exhibit 99.1

Press Release

July 25, 2019

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES SECOND QUARTER NET INCOME, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported that second quarter 2019 net income was $6.7 million, or $0.41 per diluted common share, compared to second quarter 2018 net income of $6.8 million, or $0.41 per diluted common share. For the first six months of 2019, net income was $13.6 million, or $0.83 per diluted common share, compared to $14.1 million, or $0.86 per diluted common share, for the first six months of 2018. On March 4, 2019, the Company announced that, through its subsidiary West Bank, it was initiating a growth strategy in three new Minnesota markets and has since opened full service branch offices in Owatonna, Mankato and St. Cloud, Minnesota. The financial results of 2019 were impacted by compensation, professional fees and occupancy costs related to the Company’s new growth strategy, which totaled $1.0 million on a pretax basis for the first six months of 2019.

On July 24, 2019, the Company’s Board of Directors declared a regular quarterly dividend of $0.21 per common share. The dividend is payable on August 21, 2019, to stockholders of record on August 7, 2019.

“We continue to execute well on our strategic priorities and are pleased to report solid financial results,” commented Dave Nelson, President and Chief Executive Officer of the Company. “We have successfully executed the opening of three new full service branch offices in Minnesota and are encouraged by the new business activity in those new markets. We have assembled teams of experienced bankers that are building relationships with local business owners and business leaders. Using those relationships, we have assembled local community boards to guide our efforts in these three new markets. This approach is consistent with the path we have taken in other new market initiatives. We are confident that this expansion sets us on a path for building shareholder value.”
In addition, Dave Nelson commented, “West Bank continues to focus on building and improving the performance of our core bank operations. West Bank’s loan balances have increased by 16.8 percent as of June 30, 2019 compared to June 30, 2018. We see opportunities in all of our markets for stable organic loan growth while staying committed to our disciplined approach to credit quality. Competition for customer deposits remains strong and continues to put upward pressure on the cost of funds.”
The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of our financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, July 26, 2019. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until August 9, 2019, by dialing 877-344-7529. The replay passcode is 10127162.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines metropolitan area, one office in Coralville, Iowa, and one office in Rochester, Minnesota. West Bank recently opened branch offices in Owatonna, Mankato and St. Cloud, Minnesota.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary trade and other regulatory policies of the U.S. government; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	June 30, 2019	June 30, 2018
Assets
Cash and due from banks	$45,286	$36,964
Federal funds sold	47,278	28,139
Investment securities available for sale, at fair value	398,534	526,793
Federal Home Loan Bank stock, at cost	10,826	9,202
Loans	1,792,718	1,534,404
Allowance for loan losses	(16,737)	(16,518)
Loans, net	1,775,981	1,517,886
Premises and equipment, net	30,447	22,053
Bank-owned life insurance	34,563	33,928
Other assets	19,961	22,201
Total assets	$2,362,876	$2,197,166

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$373,627	$381,281
Interest-bearing:
Demand	321,747	326,567
Savings	974,769	1,004,926
Time of $250 or more	50,980	29,382
Other time	244,664	149,773
Total deposits	1,965,787	1,891,929
Federal funds purchased	2,280	860
Other borrowings	172,035	117,153
Other liabilities	20,839	4,872
Stockholders’ equity	201,935	182,352
Total liabilities and stockholders’ equity	$2,362,876	$2,197,166

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
CONSOLIDATED STATEMENTS OF INCOME	2019	2018	2019	2018
Interest income
Loans, including fees	$21,108	$17,168	$41,496	$33,642
Investment securities	3,117	3,192	6,282	6,367
Other	110	177	208	258
Total interest income	24,335	20,537	47,986	40,267
Interest expense
Deposits	6,670	3,798	12,634	6,810
Federal funds purchased	115	52	202	79
Other borrowings	1,512	1,388	3,223	2,663
Total interest expense	8,297	5,238	16,059	9,552
Net interest income	16,038	15,299	31,927	30,715
Provision for loan losses	—	—	—	150
Net interest income after provision for loan losses	16,038	15,299	31,927	30,565
Noninterest income
Service charges on deposit accounts	600	627	1,211	1,276
Debit card usage fees	434	433	809	832
Trust services	481	575	964	1,020
Increase in cash value of bank-owned life insurance	162	152	314	310
Realized investment securities gains (losses), net	23	(25)	(65)	(25)
Other income	299	261	885	523
Total noninterest income	1,999	2,023	4,118	3,936
Noninterest expense
Salaries and employee benefits	5,424	4,775	10,884	9,288
Occupancy	1,344	1,258	2,577	2,481
Data processing	716	674	1,396	1,350
FDIC insurance	185	165	404	327
Write-down of premises	—	333	—	333
Other expenses	2,081	1,753	4,033	3,466
Total noninterest expense	9,750	8,958	19,294	17,245
Income before income taxes	8,287	8,364	16,751	17,256
Income taxes	1,629	1,600	3,194	3,108
Net income	$6,658	$6,764	$13,557	$14,148

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2019
2nd Quarter	$0.41	$0.41	$0.21	$22.32	$20.14
1st Quarter	0.42	0.42	0.20	23.74	19.02

2018
4th Quarter	$0.44	$0.44	$0.20	$23.88	$18.06
3rd Quarter	0.44	0.43	0.20	26.51	23.10
2nd Quarter	0.42	0.41	0.20	26.95	22.65
1st Quarter	0.46	0.45	0.18	26.85	23.65
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended June 30,		Six Months Ended June 30,
SELECTED FINANCIAL MEASURES	2019	2018	2019	2018
Return on average assets	1.14%	1.27%	1.18%	1.34%
Return on average equity	13.49%	15.15%	13.98%	15.96%
Net interest margin	2.90%	3.05%	2.92%	3.11%
Efficiency ratio*	54.05%	49.05%	53.79%	48.05%

			As of June 30,
			2019	2018
Texas ratio*			0.72%	1.07%
Allowance for loan losses ratio			0.93%	1.08%
Tangible common equity ratio			8.55%	8.30%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders’ equity.

•	Net interest margin(1) - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio(1) - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

(1) Non-GAAP financial measures - see reconciliation below.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income, net interest margin and efficiency ratio on a fully taxable equivalent (FTE) basis to GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of net interest income and annualized net interest margin on an FTE basis to GAAP:
Net interest income (GAAP)	$16,038	$15,299	$31,927	$30,715
Tax-equivalent adjustment (1)	25	236	68	525
Net interest income on an FTE basis (non-GAAP)	16,063	15,535	31,995	31,240
Average interest-earning assets	2,224,024	2,044,821	2,206,394	2,028,846
Net interest margin on an FTE basis (non-GAAP)	2.90%	3.05%	2.92%	3.11%

Reconciliation of efficiency ratio on an FTE basis to GAAP:
Net interest income on an FTE basis (non-GAAP)	$16,063	$15,535	$31,995	$31,240
Noninterest income	1,999	2,023	4,118	3,936
Adjustment for realized investment securities (gains) losses, net	(23)	25	65	25
Adjustment for gain on sale of premises	—	—	(307)	—
Adjusted income	18,039	17,583	35,871	35,201
Noninterest expense	9,750	8,958	19,294	17,245
Adjustment for write-down of premises	—	(333)	—	(333)
Adjusted expense	9,750	8,625	19,294	16,912
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	54.05%	49.05%	53.79%	48.05%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial performance. It is a standard measure of comparison within the banking industry.